Exhibit 3



                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           THERMO PROCESS SYSTEMS INC.


        Thermo Process Systems Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows: The date of filing of its original Certificate of Incorporation with the Secretary of the State of Delaware was May 30, 1986. This Restated Certificate of Incorporation restates and integrates all amendments to the Restated Certificate of Incorporation of this corporation, filed with the Secretary of State of Delaware on June 23, 1986, and has been duly adopted by the written consent of the sole stockholder of this corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

        FIRST.    The name of the corporation is Thermo Process Systems
                  Inc.

        SECOND. The address of its registered office in the State of Delaware if No. 1209 Orange Street, in the City of Wilmington 19805, County of New Castle. The name of its registered agent at such address is Corporation Trust Company.

        THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        FOURTH. The total number of shares of stock which the corporation shall have the authority to issue is Ten Million (10,000,000), and the par value of each of such shares is Ten Cents ($0.10), amounting in the aggregate to One Million and No/100 Dollars ($1,000,000).

        FIFTH. The Board of Directors shall have the power to adopt, amend or repeal the By-Laws.

        SIXTH. No director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which
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                  involve intentional misconduct or a knowing violation
                  of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article SIXTH shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

        IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed on behalf of the undersigned corporation by its duly authorized officer and attested to by its duly authorized Secretary this 23rd day of July, 1986.

                                           THERMO PROCESS SYSTEMS INC.



                                           By: /s/ Peter G. Pantazelos
                                               --------------------------
                                               Peter G. Pantazelos
                                               Vice President and Chief
                                               Financial Officer

        ATTEST:



        By:  /s/ Paul F. Ferrari
           -----------------------------
              Paul F. Ferrari
              Secretary
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                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           THERMO PROCESS SYSTEMS INC.



             Thermo Process Systems Inc. (the "Corporation"), a

        corporation organized and existing under the laws of the State of

        Delaware, hereby certifies as follows, pursuant to Section 242 of the General Corporation Law of the State of Delaware:



             1.   That Article FOURTH of the Restated Certificate of

        Incorporation of the Corporation, as restated on July 24, 1986,

        is hereby amended to increase the number of authorized shares of the Corporation's Common Stock, $0.10 par value per share, from

        10,000,000 shares to 20,000,000 shares and that such amendment is hereby effected by deleting said Article in its entirety and inserting the following in substitution therefor:

             "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Twenty Million (20,000,000) and the par value of each share is Ten Cents
        ($0.10)."


             2.   That the Board of Directors of the Corporation at a

        meeting held on May 26, 1988, duly adopted the following

        resolution:

        RESOLVED:      That the Board of Directors recommend to the
                       Stockholders the approval of an amendment to the
                       Corporation's Restated Certificate of
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                       Incorporation to increase the Corporation's
                       authorized voting Common Stock, $.10 par value from 10,000,000 to 20,000,000 shares.


             3.   That the amendment to the Corporation's Restated

        Certificate of Incorporation was duly adopted by affirmative vote of Stockholders of the Corporation holding in excess of 50% of the shares of Common Stock, $0.10 par value per share, of the

        Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.



             IN WITNESS WHEREOF, Thermo Process Systems Inc. has caused this Certificate of Amendment to be signed by Walter J.

        Bornhorst, its Chairman of the Board of Directors, Chief

        Executive Officer and President, and attested by Paul F. Ferrari,

        its Secretary, this 26th day of September, 1988.

                                           THERMO PROCESS SYSTEMS INC.



                                      By:  /s/ Walter J. Bornhorst
                                           -----------------------
                                           Walter J. Bornhorst,
                                           Chairman of the Board,
                                           Chief Executive Officer
                                           and President

        ATTEST:



        By:  /s/ Paul F. Ferrari
             -------------------
             Paul F. Ferrari,
             Secretary
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





                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           THERMO PROCESS SYSTEMS INC.




             Thermo Process Systems Inc. (the "Corporation"), a

        corporation organized and existing under the laws of the State of

        Delaware, hereby certifies as follows, pursuant to Section 242 of the General Corporation Law of the State of Delaware:

             1.   That Article FIRST of the Restated Certificate of

                  Incorporation of the Corporation, as restated on July

                  24, 1986 and amended on September 29, 1988 and on

                  October 19, 1989, is hereby amended to change the name

                  of the Corporation to Thermo TerraTech Inc. and that

                  such amendment is hereby effected by deleting said

                  Article in its entirety and inserting the following in

                  substitution therefor:

                       "Article FIRST:     The name of the Corporation

                  is: Thermo TerraTech Inc."

             2.   That the Board of Directors of the Corporation at a

                  meeting held on December 13, 1995 duly adopted the

                  following resolution:

                  RESOLVED: That the Directors recommend that the

                            Shareholders of the Corporation approve an

                            amendment to the Corporation's Certificate of

                            Incorporation changing the name of the

                            Corporation to Thermo TerraTech Inc.
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             3.   That the amendment to the Corporation's Restated

                  Certificate of Incorporation was duly adopted by the

                  affirmative vote of Stockholders of the Corporation

                  holding in excess of 50% of the shares of Common Stock,

                  $.10 par value per share, of the Corporation in

                  accordance with the provisions of Section 242 of the

                  General Corporation Law of the State of Delaware.

             IN WITNESS WHEREOF, Thermo Process Systems Inc. has caused this Certificate of Amendment to be signed by John P. Appleton its President and Chief Executive Officer and attested to by

        Sandra L. Lambert, its Secretary, this 13th day of December,

        1995.



                                           Thermo Process Systems Inc.



                                           By:   /s/John P. Appleton
                                                 -------------------
                                                 John P. Appleton
                                                 President and Chief
                                                 Executive Officer


        Attest:



        By: /s/ Sandra L. Lambert
            ---------------------
            Sandra L. Lambert, Secretary